Exhibit 99.1

NEWS

Contact:
Todd Nissen
1-313-594-4410
tnissen@ford.com
(Financial)

Della DiPietro
1-313-322-1185
ddipietro@ford.com
(Manufacturing)

Anne Marie Gattari
1-313-322-9211
agattari@ford.com
(Human Resources)

Nick Sharkey
1-313-322-1524
nsharkey@ford.com

Media Information Center
1.800.665.1515 or
1.313.621.0504
media@ford.com

IMMEDIATE RELEASE

FORD MOTOR COMPANY ANNOUNCES
REVITALIZATION PLAN

•	North American restructuring actions outlined
•	Annual stock dividend reduced to 40 cents a share

DEARBORN, Mich., Jan. 11 – Ford Motor Company [NYSE:F] today announced several restructuring actions as part of its Ford Revitalization Plan, a product-focused program designed to strengthen its position in the marketplace and improve its financial results. These actions will enhance the company’s ability to produce the highest level of quality cars and trucks while reducing the cost structure.

“Our revitalization plan is based on executing the fundamentals of our business to build great products,” said Chairman and Chief Executive Officer Bill Ford. “What we are outlining today is a comprehensive plan that builds for the future. It’s going to take everyone in the extended Ford family – employees, suppliers and dealers – working together, over time, to make it work.”

The actions announced today include:

•	New products: A product-led revitalization program which will lead to the introduction of 20 new or freshened products in the U.S. annually between now and mid-decade.

•	Plant capacity: Reduction of North American plant manufacturing operating capacity by about one million units by mid-decade to realign capacity with market conditions.

•	Hourly workforce: About 12,000 hourly employees in North America are affected by the actions completed in December or to be taken throughout 2002 and beyond. An additional 3,000 hourly employees were affected in 2001. Plans are being made to reassign as many plant employees as possible.

•	Salaried workforce: Last year’s voluntary separation program for salaried employees and other related actions resulted in a 3,500-person workforce reduction in North America. This program will be extended to achieve an additional 1,500-person salaried workforce reduction to reach the goal of 5,000. If necessary to meet this goal, an involuntary separation program will be used.

•	Global workforce: More than 35,000 employees will be or already have been affected by combined actions around the world since January 2001. These include: 21,500 in North America — 15,000 hourly, 5,000 salaried and 1,500 agency employees — and 13,500 in the rest of the world.

•	Material costs: A material cost-reduction program has been initiated with North American suppliers which shares design savings, with Ford receiving 65 percent of implemented cost reductions and suppliers receiving 35 percent in the first year. Designs will be developed that will help improve Ford’s products and overall quality. This program, along with other material cost reduction efforts, is expected to improve ongoing annual profits before taxes by $3 billion by mid-decade.

•	Discontinued low-margins models: The Mercury Cougar, Mercury Villager, Lincoln Continental and Ford Escort will be discontinued this year.

•	Beyond North America: Revitalization plans beyond North American automotive operations include the continued implementation of the European Transformation Strategy, the Premier Automotive Group strategy, the turnaround in South America and a revised direction for Ford Financial.

•	Divestitures: Ford is pursuing the sale of non-core assets and businesses. Ford’s plans include $1 billion of cash realization from these actions in 2002.

•	Dividend: The annual common stock and Class B stock dividend will be reduced from 60 cents a share to 40 cents.

These actions and those already taken are expected to improve pre-tax operating results to $7 billion annually, an improvement of $9 billion by mid decade. As part of the restructuring, the company will take an after-tax charge to fourth quarter earnings of $4.1 billion. The charge will cover several items, including asset impairments and personnel costs.

Today’s announcement is part of an ongoing series of steps the company has taken over the past few months and will take in the future to restructure its business. Those taken earlier include the consolidation of car and truck product development in North America, a 50 percent dividend reduction, a 7 percent pay reduction to contract labor firms, a voluntary separation program for North American salaried employees, the elimination of bonuses and raises for senior managers, a sharing of health care costs with U.S. salaried employees and retirees, and the elimination of the company match for U.S. salaried employee 401(k) plans.

“Although the actions we’re outlining today are difficult, they are necessary steps to lead Ford back to a strong financial and competitive position,” said Nick Scheele, president and chief operating officer. “They will help us to address our problems, while at the same time permitting us to keep a sharp focus on delivering great products. Quality and value will be the hallmarks of our cars and trucks.”

PLANT ACTIONS

Manufacturing plans over the next several years include: 1) Closing five plants: Edison Assembly, Ontario Truck Plant, St. Louis Assembly, Cleveland Aluminum Casting and Vulcan Forge; 2) No new products have been identified for two plants: Ohio Assembly and Cuautitlan Assembly, 3) Pursuing the sale of Woodhaven Forging Plant, 4) Major downsizing and shift reductions at 11 plants; and 5) Line speed reductions and changes to operating patterns at nine plants.

“In order to remain competitive and profitable, we must make some hard decisions to align capacity with our anticipated sales,” said Scheele. “At the same time, the company is continuing its commitment to North American manufacturing operations with investments of about $20 billion over the next five years in new product programs and spending to add flexibility and increase our ability to respond quickly to changes in market demand.”

FINANCIAL MILESTONES

In addition, the company today announced the following 2002 financial milestones:

Restructuring Priorities	Milestones

• Communicate/implement plans	Report on progress
• Quality (U.S.)	Improve J.D. Power Initial Quality Survey
• Capacity utilization (North America)	Improve by 10 percent
• Non-product related cost	Reduce by $2 billion
• Divest non-core operations	$1 billion cash realization

Financial Results	Milestones

• Pre-tax operating earnings	Positive
• Capital spending	$7 billion
• Europe	Improve results
• South America	Improve results

“We are confident we can achieve these goals through the efforts of our dedicated employee team,” Bill Ford said. “We know we have immediate challenges to face. It will be difficult, and in some cases, painful to turn things around. But we will turn things around.”

Final results of the 2001 milestones will be announced when Ford releases its fourth quarter and full-year 2001 financial results on Jan. 17.

Ford Motor Company is the world’s second largest automaker, selling vehicles in 200 markets and with approximately 345,000 employees on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Financial, Hertz and Quality Care.

Replays of the analyst meeting/news conference are available on 888-843-8996 (domestic) and 630-652-3044 (international), passcode is 5255757.

                                                            ###

Statements included herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth; lower-than-anticipated market acceptance of new or existing products; currency or commodity price fluctuations; economic difficulties in South America or Asia; higher fuel prices; a market shift from truck sales in the U.S.; lower-than-anticipated residual values for leased vehicles; a credit rating downgrade; labor or other constraints on our ability to restructure our business; increased safety or emissions regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities; and the discovery of defects in vehicles resulting in recall campaigns, increased warranty costs or litigation.